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                                                                    EXHIBIT 23.3


              Consent of Independent Certified Public Accountants


The Board of Directors
The Loewen Group


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of The Loewen Group Inc. of our report dated June 16, 1995 with respect to the financial statements of MHI Group, Inc. as of April 30, 1995, and for each of the two years in the period ended April 30, 1995, which appears as Exhibit No. 99.1 to The Loewen Group Inc. Form 8-K dated May 1, 1996.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Tampa, Florida
June 26, 1996